Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Clarus Corporation (the “Company,” “Clarus,” “we,” or “our”). The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the sale (the “Precision Sport Disposition”) by Clarus and Everest/Sapphire Acquisition, LLC (“Seller”), its wholly-owned subsidiary, of all of the equity associated with the Company’s Precision Sport segment, which is comprised of the Company’s subsidiaries Sierra Bullets, L.L.C. and Barnes Bullets – Mona, LLC, pursuant to a Purchase and Sale Agreement, dated as of December 29, 2023, by and among the Company and Seller, as the seller parties, and Bullseye Acquisitions, LLC, an affiliate of JDH Capital Company, as purchaser. The Precision Sport segment is engaged in the business of designing, developing, manufacturing, and marketing bullets and ammunition to the military, law enforcement, and commercial/consumer markets. For a detailed description of the Precision Sport Disposition please see Note 1 of the accompanying unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 has been prepared by including the unaudited historical condensed consolidated balance sheet of Clarus as of September 30, 2023, adjusted to reflect the pro forma effect as if the Precision Sport Disposition had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2023 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the Precision Sport Disposition had been consummated on January 1, 2022.

The historical consolidated financial statements referred to above for Clarus were included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 (unaudited) and Annual Report on Form 10-K for the year ended December 31, 2022, each previously filed with the Securities and Exchange Commission (the “SEC”). The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto of Clarus.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Precision Sport Disposition, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results of operations. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information was prepared for information purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the Precision Sport Disposition had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The accounting for the Precision Sport Disposition is dependent upon final balances related to the assets and liabilities at the closing date that have yet to progress to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited pro forma condensed consolidated financial information has been prepared based upon preliminary estimates, and account balances other than those on the actual Precision Sport Disposition closing date, the final amounts recorded for the Precision Sport Disposition may differ materially from the pro forma condensed consolidated financial information presented.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the Precision Sport Disposition, including potential restructuring and related general and administrative cost savings. The pro forma adjustments are subject to change and are based upon currently available information.

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash	$8,024	$48,112	A	$56,136
Accounts receivable, net	72,601	(12,418)	B	60,183
Inventories	140,460	(44,943)	B	95,517
Prepaid and other current assets	7,155	(1,866)	B	5,289
Income tax receivable	2,444	(324)	C	2,120
Total current assets	230,684	(11,439)		219,245

Property and equipment, net	41,131	(24,682)	B	16,449
Other intangible assets, net	44,305	(5,434)	B	38,871
Indefinite lived intangible assets	80,936	(24,500)	B	56,436
Goodwill	61,895	(26,715)	B	35,180
Deferred income taxes	20,333	(11,169)	C	9,164
Other long-term assets	17,942	(15)	B	17,927
Total assets	$497,226	$(103,954)		$393,272

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$28,864	$(2,491)	B	$26,373
Accrued liabilities	22,435	(3,049)	B	19,386
Current portion of long-term debt	12,566	(12,500)	A	66
Total current liabilities	63,865	(18,040)		45,825

Long-term debt	110,077	(110,077)	A	-
Deferred income taxes	17,534	-		17,534
Other long-term liabilities	14,480	-		14,480
Total liabilities	205,956	(128,117)		77,839

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-		-
Common stock, $.0001 par value; 100,000 shares authorized; 42,582 and 41,637 issued and 37,970 and 37,048 outstanding, respectively	4	-		4
Additional paid in capital	688,878	-		688,878
Accumulated deficit	(341,396)	24,163	D	(317,233)
Treasury stock, at cost	(32,929)	-		(32,929)
Accumulated other comprehensive loss	(23,287)	-		(23,287)
Total stockholders' equity	291,270	24,163		315,433
Total liabilities and stockholders' equity	$497,226	$(103,954)		$393,272

See notes to unaudited pro forma condensed consolidated financial information.

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Sales
Domestic sales	$238,144	$(105,326)	E	$132,818
International sales	209,962	(27,529)	E	182,433
Total sales	448,106	(132,855)		315,251

Cost of goods sold	284,690	(79,392)	E	205,298
Gross profit	163,416	(53,463)		109,953

Operating expenses
Selling, general and administrative	135,039	(14,225)	E	120,814
Transaction costs	2,967	(149)	F	2,818
Contingent consideration expense	493	-		493
Impairment of goodwill and indefinite-lived intangible assets	92,311	-		92,311

Total operating expenses	230,810	(14,374)		216,436

Operating loss	(67,394)	(39,089)		(106,483)

Other expense
Interest expense, net	(7,895)	7,895	A	-
Other, net	(1,842)	807	E	(1,035)

Total other expense, net	(9,737)	8,702		(1,035)

Loss before income tax	(77,131)	(30,387)		(107,518)
Income tax benefit	(7,351)	(7,365)	G	(14,716)
Loss from continuing operations	$(69,780)	$(23,022)		$(92,802)

Loss from continuing operations per share:
Basic	$(1.88)			$(2.49)
Diluted	(1.88)			(2.49)

Weighted average shares outstanding:
Basic	37,201			37,201
Diluted	37,201			37,201

See notes to unaudited pro forma condensed consolidated financial information.

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
Sales
Domestic sales	$135,724	$(55,179)	E	$80,545
International sales	145,463	(16,491)	E	128,972
Total sales	281,187	(71,670)		209,517

Cost of goods sold	178,864	(44,716)	E	134,148
Gross profit	102,323	(26,954)		75,369

Operating expenses
Selling, general and administrative	94,809	(9,107)	E	85,702
Restructuring charge	1,835	(23)	F	1,812
Transaction costs	975	(516)	F	459
Contingent consideration benefit	(1,565)	-		(1,565)

Total operating expenses	96,054	(9,646)		86,408

Operating loss	6,269	(17,308)		(11,039)

Other expense
Interest expense, net	(8,445)	8,477	A	32
Other, net	(134)	(9)	E	(143)

Total other expense, net	(8,579)	8,468		(111)

Loss before income tax	(2,310)	(8,840)		(11,150)
Income tax benefit	(553)	(2,038)	G	(2,591)
Loss from continuing operations	(1,757)	(6,802)		(8,559)

Loss from continuing operations per share:
Basic	$(0.05)			$(0.23)
Diluted	(0.05)			(0.23)

Weighted average shares outstanding:
Basic	37,267			37,267
Diluted	37,267			37,267

See notes to unaudited pro forma condensed consolidated financial information.

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

1            Description of Transaction

On February 29, 2024, Clarus Corporation (the “Company,” “Clarus,” “we,” or “our”) and Everest/Sapphire Acquisition, LLC, its wholly-owned subsidiary, completed the sale (“Precision Sport Disposition”) to Bullseye Acquisitions, LLC (the “Buyer”), an affiliate of JDH Capital Company, of all of the equity associated with the Company’s Precision Sport segment, which is comprised of the Company’s subsidiaries Sierra Bullets, L.L.C. and Barnes Bullets – Mona, LLC, pursuant to a Purchase and Sale Agreement dated as of December 29, 2023, by and among Bullseye Acquisitions, LLC, as buyer, and Everest/Sapphire Acquisition, LLC and the Company, as the seller parties (the “Precision Sport Purchase Agreement”). The Precision Sport segment is engaged in the business of designing, developing, manufacturing, and marketing bullets and ammunition to the military, law enforcement, and commercial/consumer markets. Under the terms of the Precision Sport Purchase Agreement, the Buyer paid $175,000 in cash (before purchase price adjustments of $742 relating to estimated net working capital) for the Precision Sport Disposition.

2            Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Clarus, which were included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2023, each previously filed with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 has been prepared by including the unaudited historical condensed consolidated balance sheet of Clarus as of September 30, 2023, adjusted to reflect the pro forma effect as if the Precision Sport Disposition had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2023 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the Precision Sport Disposition had been consummated on January 1, 2022.

3            Pro Forma Adjustments

The pro forma adjustments reflect transactions and events that (a) are directly attributable to the Precision Sport Disposition, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results of operations. The pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

A	Reflects cash proceeds of the $175,000 sale price (before purchase price adjustments of $742 relating to estimated net working capital). This is offset by estimated direct transaction expenses of $4,959, cash held by the Precision Sport segment of $94, and the repayment of the Company’s revolving credit facility and the term loan with JPMorgan Chase Bank, N.A., as administrative agent, totaling $122,577. The effect of the payment on the revolving credit facility and the term loan is a decrease in interest expense of $7,895 and $8,477 for the year ended December 31, 2022 and the nine months ended September 30, 2023, respectively.

B	Reflects the elimination of assets and liabilities included in the Precision Sport Disposition.

C	Reflects the related income tax impacts created by the Precision Sport Disposition.

D	Reflects the effect on accumulated deficit related to the estimated gain on sale and related tax impacts attributable to the Company due to the Precision Sport Disposition.

E	Reflects the elimination of the Precision Sport segment’s historical revenues and expenses.

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

F	Total Precision Sport segment related transaction costs of $149 and $516 for the year ended December 31, 2022 and the nine months ended September 30, 2023, respectively, have been removed from the interim unaudited pro forma condensed consolidated statement of operations as they reflect non-recurring charges directly related to the Precision Sport Disposition. Similarly, restructuring costs incurred at the Precision Sport segment of $23 during the nine months ended September 30, 2023 have been removed.

G	The income tax effect resulting from the pro forma effect of the Precision Sport Disposition based on the statutory tax rates in effect.

4            Gain on Sale

The gain on the Precision Sport Disposition, as if the transaction had been completed on September 30, 2023, is estimated at $49,976 with a related tax expense of $11,493. The gain on sale is not considered in the pro forma condensed consolidated statements of operations as it is a nonrecurring credit. The actual amount of the gain will be based on the balances as of the closing date and may differ materially from the pro forma gain amount.